Exhibit 10.1

AMENDMENT TO THE

NOGIN, INC. 2022 INCENTIVE AWARD PLAN

THIS AMENDMENT TO THE NOGIN, INC. INCENTIVE AWARD PLAN (this “Amendment”) is made and adopted by Nogin, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Nogin, Inc. 2022 Incentive Award Plan (as amended from time to time, the “Plan”);

WHEREAS, in connection with the closing of the Initial Business Combination (as defined in the Plan), the Plan was originally approved by the Company’s stockholders on August 22, 2022 and adopted by the Company’s Board of Directors (the “Board”) on August 27, 2022 (the “Effective Date”);

WHEREAS, as of the Effective Date, 5,102,948 Shares (as defined in the Plan) were initially reserved for issuance under the Plan;

WHEREAS, on January 1, 2023, pursuant to the terms of the Plan as then in effect, the number of Shares available for issuance under the Plan increased by 10,004,144 Shares, thereby increasing the number of Shares available for issuance under the Plan to 15,107,092 Shares;

WHEREAS, as a result of the one-for-twenty reverse stock split of the Company’s common stock on March 28, 2022, the number of Shares available for issuance under the Plan was adjusted to 755,354 Shares (the “Initial Adjusted Share Reserve”);

WHEREAS, the Board has delegated authority to its Compensation Committee to serve as the “Administrator” of the Plan (as defined in and within the meaning of the Plan) and, pursuant to Section 3.2 of the Plan, the Board may re-vest in itself the authority to serve as the Administrator of the Plan at any time;

WHEREAS, pursuant to Section 10.4 of the Plan, the Plan may be amended by the Administrator at any time and for any reason, subject to the terms of the Plan;

WHEREAS, the Board desires to adopt this Amendment, subject to approval by the stockholders of the Company within twelve months following the date of such action to (i) increase the number of Shares available for issuance under the Plan so that, as of the Amendment Effective Date (as defined below), the number of Shares available for issuance under the Plan (inclusive of Shares subject to awards previously granted under the Plan) is equal to fifteen percent (15%) of the Company’s fully diluted equity securities as of the Amendment Effective Date, (ii) modify the formula for annual increases to the number of Shares available for issuance under the Plan, (iii) extend the term of the plan, and (iv) adjust the limit on Shares that may be issued pursuant to the exercise of Incentive Stock Options; and

WHEREAS, this Amendment will become effective in the event that it is approved by the Company’s stockholders on the date of such stockholder approval (the “Amendment Effective Date”), or if this Amendment is not approved by the Company’s stockholders, then this Amendment will not take effect and the Plan will continue on its original terms.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows, subject to approval by the stockholders of the Company within twelve months following the date of Board adoption of this Amendment:

1.	Section 4.3 of the Plan is hereby amended and restated in its entirety to read as follows:

“4.3        Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 75,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options.”

2.	Section 10.3 of the Plan is hereby amended and restated in its entirety to read as follows.

“10.3        Effective Date and Term of Plan. The Plan became effective on August 27, 2022, and unless earlier terminated by the Board, the Plan will remain in effect until, and shall terminate on, the tenth anniversary of June 15, 2023. New Awards may not be granted under the Plan following the date on which the Plan terminates, but Awards previously granted under the Plan may extend beyond that date in accordance with the Plan.”

3.	The following is hereby added to the Plan as Section 11.21:

“11.21        “Fully-Diluted Shares” means, as of any given date, without duplication (i) all shares of the Company’s capital stock outstanding on such date, regardless of the class thereof, (ii) all shares of Common Stock subject to compensatory equity awards (including Options and Restricted Stock Units) outstanding on such date, inclusive of all shares of Common Stock subject to Options that are outstanding and unexercised as of the applicable date, regardless of the exercise price thereof and with performance-based compensatory equity awards calculated at the “target” level of performance if such awards specify a “target” level, and otherwise calculated at the “maximum” level of performance, (iii) all shares of Common Stock subject to warrants that are outstanding and unexercised as of the applicable date, regardless of the exercise price thereof and (iv) all shares of the Company’s capital stock that are or may be issuable upon or in connection with (A) the exercise or settlement of any other equity securities (excluding, for the avoidance of doubt, warrants and compensatory equity awards to the extent they are already counted under clauses (ii) and (iii) above) with respect to which shares of the Company’s capital stock have not actually been issued or (B) the conversion of all convertible debt or other convertible securities of the Company or any of its Affiliates, in each case with respect to this clause (iv), counted on an as-converted-to shares of capital stock basis.”

4.	Section 11.27 of the Plan is hereby amended and restated in its entirety to read as follows:

“11.27        “Overall Share Limit” means the sum of (i) 5,199,298 Shares and (ii) an annual increase on the first day of each calendar year beginning January 1, 2024 and ending on and including January 1, 2033, equal to the lesser of (A) 10% of the aggregate number of Fully-Diluted Shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of Shares as is determined by the Board.”

5.

This Amendment shall be and is hereby incorporated in and forms a part of the Plan; provided that the Amendment shall be subject to approval by the stockholders of the Company within twelve (12) months of the date hereof.

6.	Except as expressly provided herein, all other terms and provisions of the Plan shall remain unchanged and in full force and effect.